Exhibit 10.1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Agreement”) is dated as of October 20, 2016 and is entered into by and among THE EMPIRE DISTRICT ELECTRIC COMPANY, a Kansas corporation (the “Borrower”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of October 20, 2014 by and among the Borrower, the Lenders party thereto, and the Administrative Agent (as amended prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Agreement.

RECITALS

WHEREAS, on February 9, 2016, the Borrower, Liberty Utilities (Central) Co., a Delaware corporation (“Parent”), and Liberty Sub Corp., a Kansas corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides for the merger of Merger Sub with and into the Borrower on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Borrower continuing as the surviving corporation and a wholly-owned, direct subsidiary of Parent and a wholly-owned, indirect subsidiary of Algonquin Power & Utilities Corp., a Canadian corporation.

WHEREAS, the Borrower has requested an amendment to the Credit Agreement to provide that the Merger will not constitute a Change of Control under the Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO CREDIT AGREEMENT

A.     Section 1.1.  The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

“Base Rate” means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) the LIBOR Rate for an Interest Period of one month plus 1.0%, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBOR Rate.  Notwithstanding the foregoing, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Change of Control” means an event or series of events by which:

(i)                                     prior to the consummation of the Merger or, if the Merger is not consummated on or prior to the “End Date” (as defined in the Merger Agreement on February 9, 2016), at any time:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and I3d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 33 1/3% or more of the equity securities of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis; or

(b)                                 the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their becoming “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of the power to exercise, directly or indirectly, the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis representing 33 1/3% or more of the combined voting power of such securities.

(ii)                                  if the Merger is consummated on or prior to the “End Date” (as defined in the Merger Agreement on February 9, 2016), on or after the consummation of the Merger:

(a)                                 Algonquin ceases to “beneficially own” (as defined in Rules 13d-3 and I3d-5 under the Securities Exchange Act of 1934), directly or indirectly, more than 50% of the equity securities of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis; or

(b)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and I3d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the equity securities of Algonquin entitled to vote for members of the board of directors of the Algonquin on a fully-diluted basis.

Notwithstanding anything to the contrary in the foregoing, the consummation of the Merger on or prior to the “End Date” (as defined in the Merger Agreement on February 9, 2016) shall not constitute a Change of Control.

“Federal Funds Rate means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100th of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBOR Rate” means:

(i) with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (A) (y) the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Administrative Agent) appearing on Reuters Screen LIBOR01 Page (or other commercially available source providing quotations of such rate as selected by the Administrative Agent from time to time) for deposits denominated in Dollars (rounded upward, if necessary, to the nearest 1/16th of one percentage point) (“LIBOR”) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which deposits in Dollars in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market (rounded upward, if necessary, to the nearest 1/16th of one percentage point), in each case under (y) and (z) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period, by (B) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period; and

(ii) for any interest rate calculation with respect to a Base Rate Loan, LIBOR for an Interest Period equal to one month on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/16th of one percentage point).

Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

B.     Section 1.1.  The following new definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Algonquin” means Algonquin Power & Utilities Corp., a Canadian corporation.

“Merger” means the merger of Merger Sub with and into the Borrower on the terms and subject to the conditions set forth in the Merger Agreement, with the Borrower continuing as the surviving corporation and a wholly-owned, direct Subsidiary of Parent and a wholly-owned indirect Subsidiary of Algonquin.

“Merger Agreement” means the Agreement and Plan of Merger entered into as of February 9, 2016 among the Borrower, Parent and Merger Sub, as may be amended or modified from time to time.

“Merger Sub” means Liberty Sub Corp., a Kansas corporation, and a wholly-owned subsidiary of Algonquin.

“Parent” means Liberty Utilities (Central) Co., a Delaware corporation.

SECTION II.     CONDITIONS TO EFFECTIVENESS

The amendments set forth in Section I of this Agreement shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent:

(a)     Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Agreement duly executed by the Borrower and (ii) a counterpart signature page of this Agreement duly executed by such Lenders necessary to constitute the Required Lenders.

(b)     Other Expenses. To the extent invoiced in reasonable detail, all reasonable legal fees and out-of-pocket expenses of the Administrative Agent in connection with this Agreement incurred on or prior to the date hereof shall have been reimbursed or paid by the Borrower.

(c)     Necessary Consents. The Borrower shall have obtained all material consents necessary in connection with the entering into of this Agreement.

SECTION III.     REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender as follows:

A.     Existence.  The Borrower is organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

B.     Power; Execution; Enforceable Obligations.

(a)     The Borrower has full corporate power and authority to make, deliver and perform its obligations under this Agreement, the Credit Agreement (as amended by this Agreement, the “Amended Agreement”) and the other Loan Documents and to obtain extensions of credit under the Amended Agreement.  The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement, the Amended Agreement and the other Loan Documents and to authorize the extensions of credit on the terms and conditions of the Amended Agreement.

(b)     This Agreement has been duly executed and delivered on behalf of the Borrower.

(c)     Each of this Agreement, the Amended Agreement and each other Loan Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and general principles of equity.

C.     No Conflict.  The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Amended Agreement and the other Loan Documents do not and will not (i) violate any Requirement of Law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the charter, articles of incorporation or by-laws of the Borrower, (ii) any material covenant, indenture or agreement of or affecting the Borrower or any of its properties (including the Merger Agreement), where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section V.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) except as permitted under the Amended Agreement, result in the creation or imposition of any lien, security interest or other encumbrance on any property of the Borrower.

D.     Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E.     Incorporation of Representations and Warranties from Credit Agreement. Each of the representations and warranties contained in Article IV of the Credit Agreement (other than Section 4.4) and in the other Loan Documents are true and correct in all material respects (or, with respect to representations already qualified by concepts of materiality, in all respects) on and as of the date hereof, both immediately before and after giving effect to the amendments provided hereby (except (i) to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (or, with respect to representations already qualified by concepts of materiality, in all respects) as of such date to the extent that such representation and warranty relates solely to an earlier date, and (ii) the representations and warranties contained in subsections (a) and (b) of Section 4.3 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 5.4 of the Credit Agreement).

F.     Absence of Default.  No Event of Default has occurred and is continuing or would result from this Agreement.

G.     Merger Agreement.  There have been no amendments, modifications, supplements, waivers or consents to the Merger Agreement (including all schedules and exhibits thereto) since February 9, 2016 that are materially adverse to the interests of the Lenders.

SECTION IV.     MISCELLANEOUS

A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)     On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement.

(ii)     Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)     The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B.     Headings.  Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

C.     Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D.     Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	THE EMPIRE DISTRICT ELECTRIC COMPANY

	By:	/s/ Laurie A. Delano
		Name:	Laurie Delano
		Title:	Vice President — Finance and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Bank and as a Lender

By:	/s/ Mark Godfriaux
	Name:	Mark Godfriaux
	Title:	Vice President

UMB Bank, n.a., as a Lender

By:	/s/ Robert P. Elbert
	Name:	Robert P. Elbert
	Title:	Senior Vice President

U.S. Bank National Association, as a Lender

By:	/s/ Michael T. Sagges
	Name:	Michael T. Sagges
	Title:	Vice President

The Royal Bank of Canada, as a Lender

By:	/s/ Rahul Shah
	Name:	Rahul Shah
	Title:	Authorized Signatory

Bank of America, N.A., as a Lender

By:	/s/ Andrew L. Massaro
	Name:	Andrew L. Massaro
	Title:	Vice President